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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Spatial Technology Inc.:


We consent to the use of our report dated August 20, 1999 with respect to the financial statements of Sven Technologies, Inc. included in this Current Report on Form 8-K.



HOOD & STRONG LLP

/s/ HOOD & STRONG LLP

Menlo Park, California
September 13, 1999